                                                                    EXHIBIT 11.1

                               LESLIE'S POOLMART
                Computation of Ratio of Earnings to Fixed Charges
                            (dollars in thousands)
                                  (unaudited)

                                  Fiscal Year Ended    Fiscal Year Ended   Fiscal Year Ended   Fiscal Year Ended   Fiscal Year Ended
                                  December 31, 1992    December 31, 1993   December 31, 1994   December 30, 1995   December 28, 1996
                                  -----------------    -----------------   -----------------   -----------------   -----------------
                                           Fixed                Fixed               Fixed               Fixed               Fixed
                                  Earnings Charges     Earnings Charges    Earnings Charges     Earnings Charges   Earnings Charges
                                  ================     ================    ================     ================   ================
Income (loss) before provision
for income taxes                    $3,501      -        $5,161      -       $7,836      -      $3,983        -      $6,614      -

Add-Fixed Charges:
-----------------
Interest expenses                      829     829        1,189   1,189       1,733   1,733      2,708     2,708      2,786   2,786
Interest factor in net expense (1)   2,209   2,209        2,835   2,835       3,373   3,373      4,466     4,466      5,341   5,341
Preferred Stock Dividends and
Accretion                              -       -            -       -           -       -          -         -          -       -
                                  ----------------     ----------------    ----------------    -----------------   ----------------
Earnings applicable to common
shareholders                        $6,539  $3,038       $9,185  $4,024     $12,942  $5,106    $11,157    $7,174    $14,741  $8,127
                                  ================     ================    ================    =================   ================
Ratio of earnings to fixed changes    2.15                 2.28                2.54               1.56                 1.81
                                  ================     ================    ================    =================   ================
Deficiency of earnings to cover
fixed changes                          -                    -                   -                  -                   -
                                  ================     ================    ================    =================   ================

(1) Calculated as one-third of minimum rent expense (see note 8 in the audited financial statements):
                                  Fiscal Year Ended    Fiscal Year Ended   Fiscal Year Ended   Fiscal Year Ended   Fiscal Year Ended
                                  December 31, 1992    December 31, 1993   December 31, 1994   December 30, 1995   December 28, 1996
                                  -----------------    -----------------   -----------------   -----------------   -----------------

Minimum Rent                                 $6,628               $8,504             $10,119             $13,397            $16,024
                                                 +3                   +3                  +3                  +3                 +3
                                         ----------           ----------          ----------          ----------         ----------
Interest Factor                              $2,209               $2,835              $3,373              $4,466             $5,341
                                         ==========           ==========          ==========          ==========         ==========

                                        Proforma                                                               Proforma
                                        Fiscal Year Ended        13 Weeks Ended         13 Weeks Ended         13 Weeks Ended
                                        December 28, 1996        March 30, 1996         March 29, 1997         March 29, 1997
                                        -----------------        -----------------      ----------------       ----------------
                                                 Fixed                     Fixed              Fixed                   Fixed
                                        Earnings  Charges        Earnings  Charges      Earnings  Charges      Earnings  Charges
                                        =================        =================      =================      =================
Income (loss) before provision
for income taxes                        ($1,082)    -            ($9,444)      -        ($10,427)    -         ($12,309)     -

Add-Fixed Charges:
-----------------
Interest expenses                        10,410    10,410            834      834            799     799          2,620    2,737
Interest factor in net expense (1)        5,341     5,341          1,336    1,336          1,515   1,515          1,515    1,515
Preferred Stock Dividends and
Accretion                                 3,491     3,491            -        -              -       -              928      928
                                        -----------------        -----------------       ----------------       ----------------
Earnings applicable to common
shareholders                            $18,160   $19,242        ($7,274)  $2,170        ($8,113)  $2,314       ($7,246)  $5,180
                                        =================        =================      =================      =================
Ratio of earnings to fixed changes          -                        -                      -                      -
                                        =================        =================      =================      =================
Deficiency of earnings to cover
fixed changes                                      $1,082                  $9,444                 $10,427                $12,309
                                        =================        =================      =================      =================

(1) Calculated as one-third of minimum rent expense (see note 8 in the audited financial statements):

                                        Proforma                                                               Proforma
                                        Fiscal Year Ended        13 Weeks Ended         13 Weeks Ended         13 Weeks Ended
                                        December 28, 1996        March 30, 1996         March 29, 1997         March 29, 1997
                                        -----------------        --------------         --------------          -------------

Minimum Rent                                      $16,024                $4,008                 $4,546                 $4,546

Interest Factor                                        +3                    +3                     +3                     +3
                                                 --------              --------               --------               --------
                                                   $5,341                $1,336                 $1,515                 $1,515
                                                 ========              ========               ========               ========